EXHIBIT 10.20

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

                           Dated as of March 30, 1999

AMENDMENT No. 2 to Credit Agreement (this "Amendment") by and among TRIDEX CORPORATION, a Connecticut corporation ("Tridex"), PROGRESSIVE SOFTWARE, INC., a North Carolina corporation ("PSI"), ULTIMATE TECHNOLOGY CORPORATION, a New York corporation ("UTC", and collectively, together with TRIDEX, and PSI, the "Borrowers" and each, individually a "Borrower"), and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America (the "Bank").

            PRELIMINARY STATEMENTS:

A. The Borrowers and the Bank have entered into a Credit Agreement dated as of April 17, 1998. The Borrowers and the Bank have also entered into an Amendment No.1 to Credit Agreement dated as of November 1, 1998 ("Amendment No. 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement, as amended. As used herein, the term "Credit Agreement" shall mean the Credit Agreement as amended pursuant to Amendment No.1.

B. For good and valuable consideration, the receipt of which is acknowledged, the Borrowers and the Bank have agreed to further amend the Credit Agreement, as hereinafter set forth.

            SECTION 1. Amendments. The Facility Documents are, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

                  (a) The first sentence of Section 2.1(a) of the Credit Agreement is hereby amended and restated in full to read as follows:

            Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving loans ("Working Capital Loans") to the Borrowers from time to time from and including the date hereof to and including the Revolving Credit Termination Date, up to but not exceeding in the aggregate principal amount at any one time outstanding the amount of the Working Capital Commitment, and provided that the aggregate outstanding principal amount of Working Capital Loans shall at no time exceed the Borrowing Base.

                  (b) The following definitions in the Credit Agreement are hereby amended and modified as follow:

"Borrowing Base" means an amount equal to the sum of (a) 80% of Eligible Receivables, and (b) 50% of Eligible Inventory, provided, however, in no event shall the aggregate amount under clause (b) exceed $2,000,000. Unless the Bank shall otherwise determine, the Borrowing Base as of any date shall be the Borrowing Base set forth on the most current Borrowing Base Certificate certified and delivered by the Borrower pursuant to either Section 6.8 or
Section 4.2. If, at any time, the Borrowing Base shall exceed the Working Capital Commitment, for purposes of this Agreement the Borrowing Base shall be deemed to be equal to the Working Capital Commitment.

"Eligible Inventory" means, as of any date of determination thereof, all Inventory (valued at the lower of cost or its net realizable value as determined using GAAP) owned by the Borrowers, but excluding (a) all Inventory in which the Bank does not have a first perfected security interest, subject to no other Lien prior to or on a parity with such security interest, (b) all Inventory for which warehouse receipts or documents of title have been issued, unless the same are delivered to the Bank, (c) all Inventory of PSI, (d) all work-in-progress, packaging and labeling, and any finished Inventory units housed at customer locations, and (e) all other Inventory deemed ineligible by the Bank because of any circumstance that could, in the Bank's judgment, reasonably exercised, adversely affect the quality of such Inventory as collateral security. Notwithstanding the preceding sentence, "Eligible Inventory" shall not include any Inventory not located at premises owned by or leased to or contracted to a Borrower, unless such Inventory is in transit (and insured) or such Borrower has made a formal financing statement filing against the consignee of such Inventory and has given any party claiming of record a security interest in such consignee's Inventory, or other assets that might include such Inventory, notice of such Borrower's consignment arrangements with such consignee or has taken equivalent protective steps satisfactory to the Bank.

"Working Capital Commitment" means the obligation of the Bank to make the Working Capital Loans under this Agreement in the aggregate principal amount of up to $6,000,000, as such amount may be limited or reduced pursuant to Article 2 or otherwise modified from time.

            "Margin" means, with respect to Prime Rate Loans, 1.5 percentage points, and with respect to LIBOR Loans, 3.75 percentage points.

                  (c) The first three lines of the definition of "Eligible Receivables" are hereby amended to read as follows:

"Eligible Receivables" means, as of any date of determination thereof, all Receivables of the Borrowers net of the Borrower's customary reserves, discounts, credits, returns, rebates, allowances or set-offs, and expressly netting therefrom all warranty reserves, customer deposits, billings for evaluation units, reserves for unissued credits, contra accounts and prepayments (up to the amount of any eligible account receivable amounts owed), and expressly excluding the following types of Receivables:

Subsections (i) through (xviii) under the definition of "Eligible Receivables" shall remain unchanged in the Credit Agreement.

                  (d) The following defined term is hereby added to the Credit
Agreement:

"Net Worth" means, with respect to any Person, at any time, the stockholders' equity of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  (e) The $300,000 principal payment due on the Term Loan on March 31, 1999 is hereby deferred until June 30, 1999.

                  (f) The Borrowers acknowledge that, pursuant to the terms of the Credit Agreement, the Working Capital Loans, plus all accrued interest thereon, shall be due and payable in full on June 30, 1999. Notwithstanding the foregoing, the aforesaid maturity date for the Working Capital Loans may be extended from June 30, 1999 until September 30, 1999 in the sole, absolute discretion of the Bank, and the Borrowers expressly acknowledge that the Bank shall make such determination in its sole, absolute discretion without regard to the financial condition of the Borrowers, improved or otherwise. Without limiting the foregoing, the Bank shall not consider any extension of the maturity date of the Working Capital Loans unless, on or prior to June 30, 1999,
(i) the Borrowers continue to make all scheduled principal and interest payments due under the Term Loan and the Working Capital Loans (other than the $300,000 principal payment referred to above due on June 30, 1999, which $300,000 principal payment shall be due on September 30, 1999), and (iii) Mass Mutual agrees to defer the payment of interest in the approximate amount of $330,000 referenced in Section 2(d) herein to a date no earlier than October 17, 1999.

                  (g) Sections 8.1 through 8.5 of the Credit Agreement are hereby deleted in their entirety and are hereby replaced by the following two sections:

                  Section 8.1. EBITDA to Interest Expense Ratio. The Borrowers,
            on a consolidated basis, shall initially maintain a ratio of EBITDA to Interest Expense of not less than 1.0 to 1.0 at all times, as measured on March 31, 1999 for the period beginning on February 1, 1999 through March 31, 1999. Thereafter, the Borrowers, on a consolidated basis, shall maintain at all times the minimum ratio of EBITDA to Interest Expense set forth below, as measured at the end of each month, commencing April 30, 1999, for the period beginning on February 1, 1999 through the date of measurement set forth below:

            Measurement Date              Applicable Ratio
            ----------------              ----------------

            April 30, 1999                   1.0 to 1.0
            May 31, 1999                     1.1 to 1.0
            June 30, 1999                    1.2 to 1.0
            July 31, 1999                    1.3 to 1.0
            August 31, 1999                  1.3 to 1.0
            September 30, 1999               1.4 to 1.0

            and the last day of each month thereafter.

                  For purposes of the aforesaid covenant, "Interest Expense"
            shall not include any deferred interest on the $11,000,000 Subordinated Debt.

Section 8.2. Net Worth. The Borrowers, on a consolidated basis, shall maintain at all times, as measured at the end of each month, commencing March 31, 1999, a Net Worth of not less than $15,400,000.

                  (h) In consideration of the deferral by the Bank set forth in
Section 1(e) hereof and in consideration of the waiver by the Bank of certain covenant defaults of the Borrowers, as provided in Section 4(d) hereof, and the modification of the financial covenants pursuant to Section 1(g) above, the Borrowers agree that, as of January 1, 2000, the Borrowers shall comply in all respects with each of the financial covenants as described in Article VIII of the original Credit Agreement dated April 17, 1998, it being the intention of the parties hereto that none of the modifications to such covenants set forth in Amendment No. 1 or in this Amendment No. 2 would thereafter be applicable.

                  (i) Section 1.1(g) of the Security Agreement is hereby amended to designate said Section as Section 1.1(h) and a new Section 1.1(g) is hereby added to read as follows:

                  (g) All general intangibles and all choses in action, settlement funds, proceeds of claims in tort or contract, including without limitation, all rights and proceeds in, to and under any contract or tort actions by any of the Grantors (or their Affiliates) against any person or entity.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Bank shall have received counterparts of this Amendment executed by the Borrowers and the Bank, and Section 1 hereof shall become effective when, and only when, the Bank shall have additionally received all of the following documents or items, each document (unless otherwise indicated) being dated the date of receipt thereof by the Bank (which date shall be the same for all such documents), in form and substance satisfactory to the Bank:

                  (a) Certified copies of (i) the resolutions of the Board of Directors of each of the Borrowers approving this Amendment and the matters contemplated hereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby.

                  (b) A certificate of the Secretary or an Assistant Secretary of each of the Borrowers certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered hereunder.

                  (c) An amendment fee equal to $50,000 accruing as of the date hereof and payable on or before June 30, 1999, and extension fees equal to $20,000 accruing on July 1, 1999, $20,000 accruing on August 1, 1999 and $30,000 accruing on September 1, 1999, with all such extension fees payable in full on or before September 30, 1999.

                  (d) Evidence that Massachusetts Mutual Life Insurance Company and its Affiliates ("Mass Mutual") have agreed to defer the interest payment in the amount of approximately $330,000 payable on the $11,000,000 Subordinated Debt on April 17, 1999 to a date no earlier than July 17, 1999, and further evidence that Mass Mutual has waived any and all covenant defaults existing as of December 31, 1998 in respect of

$11,000,000 Subordinated Debt and has amended the financial covenants under the $11,000,000 Subordinated Debt to levels that are, in the opinion of the Bank, no more restrictive than the financial covenants of the Bank as amended pursuant to
Section 1(g) of this Amendment, and have consented to the terms of this Amendment and have agreed that no event of default shall exist under the Subordinated Debt Agreements as a result of this Amendment.

                  (e) Acknowledgment copies of amendments to financing statements (UCC-3) duly filed under the Uniform Commercial Code in all jurisdictions necessary or, in the opinion of the Bank desirable to perfect the security interests of the Bank in the collateral granted by the Borrowers to the Bank under the Security Agreement and the other Facility Documents.

                  (f) Acknowledgment by the Borrowers that the Bank will, promptly after the execution and delivery of this Amendment, notify any parties against whom the Borrowers have claims that any and all proceeds of any tort or contract claims by any of the Borrowers against such parties have been assigned to the Bank as collateral security for the Loans.

SECTION 3. Representations and Warranties of Each of the Borrowers. Each Borrower represents and warrants as follows:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) The execution, delivery and performance by the Borrower of this Amendment and the Facility Documents, as amended hereby, to which it is or is to be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws, (ii) any law or any contractual restriction binding on or affecting the Borrower, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

                  (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment or any of the Facility Documents, as amended hereby, to which it is or is to be a party.

                  (d) This Amendment and each of the other Facility Documents as amended hereby, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

                  (e) The Credit Agreement and the Security Agreement creates valid and perfected first priority security interests and liens in and to the Collateral covered thereby enforceable against all third parties in all jurisdictions, securing the payment of all Obligations, and the execution, delivery and performance of this Amendment do not adversely affect the aforesaid security interests and liens of the Credit Agreement and the Security Agreement.

                  (f) Except as set forth in the Credit Agreement and in Schedule A hereto, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower or any Subsidiary. There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity or enforceability of this Amendment or any of the other Facility Documents, as amended hereby.

                  (g) The Facility Documents existing on the date hereof constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. After giving effect to the amendments provided for in this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

SECTION 4.  Reference to and Effect on the Facility Documents.

                  (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any Facility Documents to the Credit Agreement or any other Facility Document, shall mean and be a reference to the Credit Agreement or such other Facility Document as amended hereby.

                  (b) Except as specifically amended or modified pursuant to this Amendment, the provisions of the Credit Agreement, the Notes and the other Facility Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Credit Agreement, the Security Agreement and all of the Collateral described therein do and shall continue to secure the payment of all indebtedness and liabilities of the Borrowers to the Banks and the Bank under the Credit Agreement and the other Facility Documents, as amended hereby.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank or the Banks under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

                  (d) Notwithstanding anything to the contrary herein, the Bank agrees that the failure of the Borrowers to comply with the financial covenants set forth in Article 8 of the Credit Agreement in effect prior to this Amendment in respect of the period ending December 31, 1998, shall not constitute an Event of Default, provided that the financial covenants set forth in Article 8 as amended hereby shall remain in full force and effect in respect of all periods described in Section 1(g) herein ending subsequent to December 31, 1998.

SECTION 5. Costs, Expenses and Taxes. Each of the Borrowers agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder. Each of the Borrowers further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 5. In addition, each of the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        TRIDEX CORPORATION


                                        By
                                          --------------------------------------
                                          George T. Crandall, Treasurer

                                        Address for Notices:
                                        61 Wilton Avenue
                                        Westport, CT  06880

                                        ULTIMATE TECHNOLOGY CORPORATION


                                        By
                                          --------------------------------------
                                          George T. Crandall, Treasurer

                                        Address for Notices:
                                        100 Rawson Road
                                        Victor, NY  14564

                                        PROGRESSIVE SOFTWARE INC.


                                        By
                                          --------------------------------------
                                          Daniel Bergeron, Treasurer

                                        Address for Notices:
                                        2301 Crown Center Drive
                                        Charlotte, NC 28227

                                        FLEET NATIONAL BANK


                                        By
                                          --------------------------------------
                                          H. Frazier Caner, Vice President

                                        Address for Notices:
                                        Fleet National Bank
                                        One Landmark Square
                                        2nd Floor
                                        Stamford, CT  06901
                                        Attn: H. Frazier Caner
                                              Vice President
                                        Facsimile No.: (203) 964-4850